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Exhibit 10.2

                             AGREEMENT

     THIS AGREEMENT, made and entered into this _____ day of August, 1999, by and between American Diatomite, L.L.C., an Idaho Limited Liability Company, 310 - 19"' West, Gooding, Idaho 83330, or P.O. Box 224, Gooding, Idaho 83330 (hereinafter "American") and Iron Mask Mining Co., an Idaho Corporation, of Sandpoint, Idaho (hereinafter "Iron Mask")

                            WITNESSETH:

     In consideration of the promises and covenants set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, tile parties hereto agree as follows:
Iron Mask will purchase 50% of American's Diatomite claims as set forth on Exhibit "A," subject to the following terms:

1. A total of $1,200,000.00 will be paid to American by Iron Mask on the following terms: $200,000.00 will be paid when the public offering of Iron Mask is completed. Said public offering will be completed no later than 6 months from this Agreement. rhe remaining $1,000,000.00 owed to American by Iron Mask will be paid over a five year period, at $200,000.00 a year, plus 5% interest.

2. Iron Mask Mining will issue to American 6,000,000 shares of Iron Mask Mining Co. stock, at the market value of Iron Mask as of July 8, 1999,

3. Within eight (8) months of the date of this agreement, Iron Mask will pay to American $200,000.00, as an advance royalty payment. This royalty payment does not pertain to the purchase price.

4. Iron Mask will have exclusive mining rights to the Diatomaceous Earth deposit for a five (5) year period. If, at the end of said five year period Iron Mask is not mining the deposits owned by American and Iron Mask, American will have the right to mine and sell product from said deposit. American would then be required to split the net profits with Iron Mask, according to the net profit calculation provided for herein.

5. A 4% royalty will be paid to American by Iron Mask on the net sales price of the Diatomaceous Earth mined and sold. The net sales price will be after mining, milling freight and sales costs are deducted. If, subsequent to five years from the date of the Agreement Iron Mask is not mining any deposit owned by American and Iron Mask, Iron Mask will pay $ 100,000.00 per year (after the expiration of said five years) to American in place of a production royalty.

6. Iron Mask will be required to make all future B.L.M. lease payments on this property and will make this year's lease payment of $4,000.00 by August 15, 1999.

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7.   Iron Mask and American will split the profits from the mining and sale of Diatomaceous Earth products on a 50-50 basis. Mining, milling, freight, sales and other legitimate costs will be deducted from the sales price to determine the net profit.
     American will allow $2.00 per ton home office overhead charge for Iron Mask.

8. In the event of a default on any of the terms in this agreement, American will, by certified mail, re turn receipt requested, notify Iron Mask of any defaults to he corrected, Iron Mask will have 90 days from the date of the default notice mailing to correct any default. If the complained of default is not cured, Iron Mask will forfeit its ownership and rights in American.

     Those certain mining claims located in an unorganized mining district, Gooding County, Idaho

Claim     Section                  Township       Range
1         SW 1/4 of 35             3S             13E
2         NW 1/4 of 35             3S             13E
3         NE 1/4 of 34             3S             13E
4         NW 1/4 of 34             3S             13E
5         NE 1/4 of 33             3S             13E
6         SW 1/4 of 28             3S             13E
7         SE 1/4 of 28             3S             13E
8         SW 1/4 of 27             3S             13E
9         SE 1/4 of 27             3S             13E
10        SW 1/4 of 26             3S             13E
11        NW 1/4 of 26             3S             13E
12        NE 1/4 of 27             3S             13E
13        NW 1/4 of 27             3S             13E
14        NE 1/4 of 28             3S             13E
15        NW 1/4 of 28             3S             13E
16        SW 1/4 of 21             3S             13E
17        SE 1/4 of 21             3S             13E
18        SW 1/4 of 22             3S             13E
19        SE 1/4 of 22             3S             13E
20        SW 1/4 of 23             3S             13E
21        NW 1/4 of 23             3S             13E
22        NE 1/4 of 22             3S             13E
23        NW 1/4 of 22             3S             13E
24        NE 1/4 of 21             3S             13E
25        NW 1/4 of 21             3S             13E
28        SW 1/4 of 15             3S             13E
29        SE 1/4 of 15             3S             13E
30        SW 1/4 of 14             3S             13E
31        SW 1/4 of 34             3S             13E
32        SE I/4 of 34             3S             13E
33        NE 1/4 of 3              4S             13E
34        NW 1/4 of 2              4S             13E
35        NE 1/4 of 2              4S             13E
36        NW 1/4 of 1              4S             13E
37        NE 1/4 of 1              4S             13E
38        NW 1/4 of 12             4S             13E

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39        SE 1/4 of 1              4S             13E
40        SE 1/4 of 2              4S             13E
41        SW 1/4 of 1              4S             13E
42        NE 1/4 of 1              4S             13E

                        EXTENSION AGREEMENT

     This agreement entered Into this 25th day of October, between American Diatomite and from Mask Mining Co. will grant I.M.M.C. up to ninety (90) additional days to complete its public offering. For granting this additional time I.M.M.C. agrees to issue A.D.L.L.C. two hundred thousand (200,000) shares of its stock.

10/25/99                      /s/ Robert L. Delaney
                              President, Iron Mask Mining Co.




10/26/99                      /s/ Robie Strout
                              /s/ LeRoy Strout
                              Member. American Diatomite, L.L.C.